UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2016 (December 2, 2016)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2016, Tecogen Inc. (the "Company") entered into a material arrangement (the "Arrangement") with its Chief Financial Officer, Mr. David Garrison. The Arrangement specifies that Mr. Garrison will be resigning from the position of Chief Financial Officer and any other position with the Company and its affiliates in six months from the date of the Arrangement or when the merger between the Company and American DG Energy, Inc. is completed, whichever occurs later. If the merger is completed before the six months has expired, Mr. Garrison will be paid his normal salary up until the end of the six months. Under the Arrangement, Mr. Garrison's duties and compensation in his current roles will not change. This Arrangement may also be terminated with or without cause by either party, pursuant to the terms of the Arrangement. A copy of this Arrangement is be filed as Exhibit 10.40 on this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits relating to Item 5.02 shall be deemed to be filed with this Current Report on Form 8-K.

Exhibit        Description
10.40        Copy of Arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ David A. Garrison
December 6, 2016	David A. Garrison, Chief Financial Officer